CENTURY II VARIABLE ANNUITY INITIAL SUMMARY PROSPECTUS FOR NEW INVESTORS
INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
KANSAS CITY LIFE VARIABLE ANNUITY SEPARATE ACCOUNT OF
KANSAS CITY LIFE INSURANCE COMPANY
Street Address:	Send correspondence to:
3520 Broadway	Variable Administration
Kansas City, Missouri 64111-2565	P.O. Box 219364
Telephone (816) 753-7000	Kansas City, Missouri 64121-9364
Telephone (800) 616-3670
This Summary Prospectus describes an Individual Flexible Premium Deferred Variable Annuity Contract ("Contract") offered by Kansas City Life Insurance Company ("Kansas City Life"). Before you invest, you should also review the Statutory Prospectus of the Contract, which contains more information about the Contract’s features, benefits, and risks.  You can find this document and other information about the Contract online at vpx.broadridge.com/GetContract1.asp?doctype=pros&cid=kcl&fid=NRVA00605.  You can also obtain this information at no cost by calling 1-800-616-3670 or by sending an email request to statecompliance@kclife.com.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
You may cancel your Contract within 10 days of receiving it without paying fees or penalties.  In some states, this cancellation period may be longer.  Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value.  You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.
The Subaccounts and the Fixed Account are not deposits or obligations of, or guaranteed or endorsed by, any bank, nor are federally insured by the Federal Deposit Insurance Corporation or any other government agency.  An investment in the Contract involves certain risks including the loss of premium payments (principal).
The date of this Prospectus is May 1, 2023.

SUMMARY PROSPECTUS CONTENTS

GLOSSARY

Many terms used within this Prospectus are described within the text where they appear.  The descriptions of those terms are not repeated in this section.

Annuitant	The person on whose life the Contract’s annuity benefit is based.

Beneficiary	The person you designate to receive any Proceeds payable under the Contract at your death or the death of the Annuitant.

Contract Anniversary	The same day and month as the Contract Date each year that the Contract remains in force.

Cash Surrender Value	The Contract Value less any applicable surrender charge, indebtedness and premium taxes payable.

Contract Date	The date from which Contract months, Contract Years, and Contract Anniversaries are measured.

Contract Value	The sum of the Variable Account Value and the Fixed Account Value.

Contract Year	Any period of twelve months starting with the Contract Date or any Contract Anniversary.

Fixed Account	An account that is one option we offer for allocation of your premiums. It is part of our general account and is not part of, or dependent on, the investment performance of the Variable Account.

Fixed Account Value	Measure of value accumulating in the Fixed Account.

Home Office
When the term "Home Office" is used in this Prospectus in connection with transactions under the Contract, it means our Variable Administration office.  Transaction requests and other types of Written Notices should be sent to P.O. Box 219364, Kansas City, Missouri 64121-9364.  The telephone number at our Variable Administration office is 800-616-3670.

Issue Age	The Annuitant's age on his/her last birthday as of or on the Contract Date.

Life Payment Option	A payment option based upon the life of the Annuitant.

Maturity Date
The date when the Contract terminates and we either pay the Proceeds under a payment option or pay you the Cash Surrender Value in a lump sum.  The latest Maturity Date is the later of the Contract Anniversary following the Annuitant's 85th birthday and the tenth Contract Anniversary.  (Certain states and Qualified Contracts may place additional restrictions on the maximum Maturity Date.)

Monthly Anniversary Day	The same day of each month as the Contract Date, or the last day of the month for those months not having such a day.

Non-Life Payment Option	A payment option that is not based upon the life of the Annuitant.

Non-Qualified Contract	A Contract that is not a "Qualified Contract."

Owner	The person entitled to exercise all rights and privileges provided in the Contract. The terms "you" and "your" refer to the Owner.

Proceeds	The total amount we are obligated to pay under the terms of the Contract.

Qualified Contract	A Contract issued in connection with plans that qualify for special federal income tax treatment under sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended (the “Code”).

Redetermination Dates
The first Contract Anniversary and each subsequent Contract Anniversary, upon which the guaranteed interest rate for the Fixed Account will be redetermined.  Redetermination Dates only apply to Contracts issued on or after May 31, 2011, if approved in your state.

Subaccount	The divisions of the Variable Account. The assets of each Subaccount are invested in a Portfolio of a designated Fund.

Valuation Day
Each day the New York Stock Exchange is open for business.  Currently, the New York Stock Exchange is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The New York Stock Exchange and Kansas City Life recognize holidays that fall on a Saturday on the previous Friday.  Kansas City Life will recognize holidays that fall on a Sunday on the following Monday.

Valuation Period
The interval of time beginning at the close of normal trading on the New York Stock Exchange on one Valuation Day and ending at the close of normal trading on the New York Stock Exchange on the next Valuation Day.  Currently, the close of normal trading is 3:00 p.m. Central Time.  The term "Valuation Period" is used in this Prospectus to specify, among other things, when a transaction order or request is deemed to be received by us at our Variable Administration office.

Variable Account Value	The Variable Account Value is equal to the sum of all Subaccount values of a Contract.

Written Notice/Written Request
A Written Notice or Written Request in a form satisfactory to us that is signed by the Owner and received at the Home Office.  Under certain circumstances as described in this Prospectus, Written Notice/Written Request may be satisfied by telephone, facsimile, electronic mail, and Internet.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT
FEES AND EXPENSES
CHARGES FOR EARLY WITHDRAWALS
If you surrender or partially surrender (withdraw money from) your Contract during the first seven Contract Years, a surrender charge of up to 7% of the of the amount surrendered will be deducted.  In the eighth Contract Year and after, there is no surrender charge.
For example, if you purchased a Contract and were to partially surrender (withdraw) $100,000 during the surrender charge period, you would be assessed a maximum charge of $7,000 on the amount surrendered.
Reference Prospectus Surrender Charge.

TRANSACTION CHARGES	In addition to surrender charges, you may be charged for other transactions (such as when you complete more than six transfers during a Contract Year). Reference Prospectus Transfer Processing Fee.
ONGOING FEES AND EXPENSES (ANNUAL CHARGES)
Minimum and Maximum Annual Fee Table
The table below describes the fees and expenses that you may pay each year, depending on the options you choose.  Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

	Annual Fee	Minimum	Maximum
	Base Contract	1.43%[1]	1.43%[1]
	Investment options (Portfolio Company fees and expenses)	0.26%[2]	1.34%[2]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.95%[3]	0.95%[3]

Lowest and Highest Annual Cost Table
Because your Contract is customizable, the choices you make affect how much you will pay.  To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.  This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost: $1,958	Highest Annual Cost: $4,129
Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive combination of Contract Classes and Portfolio Company fees and expenses
• No optional benefits
• No sales charges
• No additional purchase payments, transfers, or withdrawals

Assumes:
• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of Contract Classes, optional benefits, and Portfolio Company fees and expenses
• No sales charges
• No additional purchase payments, transfers, or withdrawals

Reference Prospectus Fee Table.

1 As a percentage of average annual Variable Account Value during the accumulation period.
2 As a percentage of Portfolio assets.
3 As a percentage of the Guaranteed Withdrawal Balance.

RISKS
RISK OF LOSS	You can lose money by investing in this Contract, including loss of principal. Reference Prospectus Principal Risks of Investing in the Contract.
NOT A SHORT-TERM INVESTMENT
This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.
Surrender charges apply for up to eight Contract years and will reduce the value of your Contract if surrenders are made during that time.
The tax deferral benefit is more beneficial to investors with a long-time horizon.
Reference Prospectus Principal Risks of Investing in the Contract.

RISKS ASSOCIATED WITH INVESTMENT OPTIONS
Investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of each Subaccount.  The Subaccounts and the Fixed Account each have their own unique risks.  You should review all of the investment options before making an investment decision.
Reference Prospectus Principal Risks of Investing in the Contract.

INSURANCE COMPANY RISKS
Any obligations, guarantees, and benefits of the Contract, including the Fixed Account investment option, are subject to the claims-paying ability of Kansas City Life.  If Kansas City Life experiences financial distress, it may not be able to meet its obligations to you.  More information about the financial condition of Kansas City Life, including its financial strength rating, is available upon request by contacting the Home Office.
Reference Prospectus Financial Condition of Kansas City Life.

RESTRICTIONS ON DISTRIBUTIONS FROM CONTRACTS THAT FUND 403(B) RETIREMENT PLANS
The Code restricts certain distributions from certain 403(b) annuity contracts, permitting such distributions only on the death of the employee, attainment of age 59 ½, severance from employment disability or financial hardship. Other exceptions may be applicable under certain circumstances. If  the Contract is a section 403(b) TSA Qualified Contract, you may have the option of taking a Contract loan after the first Contract Year. Such loan, whether or not repaid, will have a permanent effect on the death benefits and the Contract Values.
Reference Prospectus Contract Loans.

RESTRICTIONS
INVESTMENTS
The first six transfers during each Contract Year are free.  We will assess a transfer processing fee of $25 for each additional transfer during such Contract Year.
We reserve the right to remove or substitute Portfolio Companies as investment options.
Please review the appendix for fund-specific restrictions.
Reference Prospectus Transfer Processing Fee and The Funds.

OPTIONAL BENEFITS
The Contract offers a number of optional benefits. Each optional benefit is subject to an additional charge. Optional benefits may not be available for all Issue Ages and cannot be added after issue. Some optional benefits limit or restrict the Portfolio Companies in which you may invest under the Contract. We may change these restrictions in the future.  If you take withdrawals from your Contract Value, the amounts payable under the optional benefits may be reduced by more than the amount of the withdrawal. We may stop offering an optional benefit at any time.
Reference Prospectus Optional Rider.

TAXES
TAX IMPLICATIONS
Earnings on your contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.  The tax advantages provided by a variable annuity are already available with tax-qualified plans, including IRAs and Roth IRAs.  You should purchase the Contract within a tax-qualified plan only for reasons other than tax deferral.  We encourage you to consult your own tax adviser before making a purchase of the Contract.
Reference Prospectus Federal Tax Status.

CONFLICTS OF INTEREST
INVESTMENT PROFESSIONAL COMPENSATION
Commissions are paid to broker-dealers for the sale of Contracts.  In addition, we may pay an asset-based commission or other amounts in certain circumstances.  All or some of the payments received from Funds under distribution plans pursuant to Rule 12b-1 may be passed on to selling firms.  This conflict of interest may influence your investment professional to recommend this contract over another investment.
Reference Prospectus Sale of the Contracts.

EXCHANGES
Some broker-dealers may have a financial incentive to offer a new contract in place of your existing insurance.  You should replace (exchange) your existing insurance only when you determine that the contract is better for you.
Reference Prospectus Replacement of Contracts

OVERVIEW OF THE CONTRACT
PURPOSE
The Contract is designed for investors seeking long‑term tax‑deferred accumulation of funds.  The goal for this accumulation is generally retirement but may be for other long‑term investment purposes.  We offer the Contract as both a Qualified Contract and a Non‑Qualified Contract.  (See Prospectus "FEDERAL TAX STATUS")
PHASES OF THE CONTRACT
Your Contract has two phases.
Phase 1: Accumulation and Investment Phase: During the first phase, you will have the opportunity to allocate premiums to the Subaccounts and the Fixed Account.  The Fixed Account has a minimum guaranteed interest rate of 1%.  The assets of each Subaccount are invested in a corresponding Portfolio.  More information about the Funds, including a list of Funds available and the investment objectives of each Fund, is provided in the Appendix.
Phase 2: Payout of Proceeds Phase. The Contract offers a variety of ways, in addition to a lump sum, for you to receive Proceeds payable under the Contract.  During this phase, you will have the option to annuitize (receive a stream of income payments).  If you annuitize, you will be unable to make withdrawals, and death benefits and living benefits will terminate.
CONTRACT FEATURES
Death Benefit. A death benefit will be paid at the death of either the Annuitant or an Owner of the Contract. Once a death benefit has been paid, the Contract is terminated. If you are also the Annuitant, the death benefit Proceeds payable will be those payable on the death of the Annuitant. However, if the Contract is issued with an Owner and an Annuitant who are not the same individual, the benefit will be paid at the first death.
FIVE PlusSM Guaranteed Minimum Withdrawal Benefit. If you are concerned that poor investment performance or market volatility in the Subaccounts may adversely impact the amount of money you can withdraw from the Contract, we offer for an additional charge an optional GMWB rider. The GMWB provides alternative guarantees - which guarantee you receive depends on the amount of the withdrawals you take and the age of the Covered Person. First, the GMWB guarantees the return of all of the amounts you have invested in the Contract, as long as you limit your withdrawals each Contract Year to the Guaranteed Withdrawal Amount (this guarantee is available both before and after the Lifetime Income Date). Second, on and after the Lifetime Income Date, as long as you limit your annual withdrawals to the Lifetime Income Amount, the GMWB guarantees you annual payments of that amount for the rest of the Covered Person’s life, no matter how long the Covered Person lives, even after you have recovered your investments in the Contract and even if your Contract Value reduces to zero. However, the maximum amount you may be able to withdraw as a Lifetime Income Amount may be less than if you continued to take withdrawals as a Guaranteed Withdrawal Amount.  The GMWB has a maximum fee of 1.20%.
Nursing Home Waiver of Surrender Charge. Waives surrender charge if you are admitted to a nursing home and other conditions of the waiver are satisfied.
Dollar Cost Averaging Plan. If you elect this plan, it enables you to automatically transfer amounts from the Federated Hermes Government Money Fund II Subaccount to other Subaccounts.  The goal of the Dollar Cost Averaging Plan is to make you less susceptible to market fluctuations by allocating on a regularly scheduled basis instead of allocating the total amount all at one time.  We do not guarantee that the Dollar Cost Averaging Plan will result in a gain or prevent a loss.
Portfolio Rebalancing Plan. The Portfolio Rebalancing Plan is an optional feature available with the Contract.  Under this plan we will redistribute the accumulated balance of each Subaccount to equal a specified percentage of the Variable Account Value.  The purpose of the Portfolio Rebalancing Plan is to automatically diversify your portfolio mix.  The plan automatically adjusts your portfolio mix to be consistent with your current premium allocation instructions.
Partial and Full Cash Surrenders. You may request a partial or full surrender of the Contract at any time before the Annuitant’s death and before the Maturity Date (although if you withdraw early, you may have to pay a surrender charge and/or income taxes, including a tax penalty if you are younger than age 59 ½).  You can also participate in the Systematic Partial Surrender Plan.  The Systematic Partial Surrender Plan enables you to authorize an automatic regular payment of a partial surrender amount.
Contract Loans. If your Contract is a section 403(b) TSA Qualified Contract, you may have the option of taking a Contract loan at any time after the first Contract Year if permitted by your employer’s section 403(b) plan.
Tax Treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred.  You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the contract; or (3) upon payment of a death benefit.
BENEFITS AVAILABLE UNDER THE CONTRACT
The following table summarizes information about the benefits available under the contract.
Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description or Restrictions / Limitations
Five PlusSM Guaranteed Minimum Withdrawal Benefit	Guarantees return of amounts invested in the Contract or minimum annual income payments provided that the conditions of the rider are satisfied	Optional	0.10% (monthly) 1.20% (annually) of the Guaranteed Withdrawal Balance	• In order to receive certain benefits, the Covered Person must attain age 65 and remain living; • Must invest only in Designated Subaccounts, which may reduce investment return
Guaranteed Minimum Death Benefit	Provide protection in the event of a market downturn	Standard	No Charge	• Available at issue and any time after
Nursing Home Waiver of Surrender Charge	Waiver of Surrender Charge if you are admitted to a nursing home	Standard	No Charge
• Must provide satisfactory proof of admission to licensed nursing home;
• Contract Value must be paid out in equal amounts over a period of at least three years; and
• Must be confined at least 90 days before waiver

BUYING THE CONTRACT
The maximum Issue Age for which we issue a Contract is 80.  However, for Qualified Contracts with an Issue Age of 70½ or greater, tax laws may require that distributions begin immediately.  We may issue Contracts above the maximum Issue Age under certain circumstances.  We may issue Contracts in connection with retirement plans that may or may not qualify for special federal tax treatment under the Code.
The minimum initial premium that we accept is a single premium of $5,000 or annualized payments of $600.  You may pay additional premium payments at any time while the Annuitant is alive and before the Maturity Date.  These payments must be at least $50.  We may limit the number and amount of additional premium payments (where permitted).
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT
SURRENDERS AND WITHDRAWALS
Partial Surrenders.  You may surrender part of the Cash Surrender Value at any time before the Annuitant’s death and the Maturity Date.  You may submit a Written Notice to the Home Office or provide notice by telephone if you have provided proper authorization to us.  (See Prospectus "TELEPHONE, FACSIMILE, ELECTRONIC MAIL, AND INTERNET AUTHORIZATIONS") The minimum partial surrender requested must be at least $100.  We will surrender the amount requested from the Contract Value on the date we receive your Written Notice or notice by telephone for the surrender.  We will price a partial surrender request received in good order before the New York Stock Exchange closes using the Subaccount accumulation unit value determined at the close of that regular business session of the New York Stock Exchange (usually 3:00 p.m. Central Time).  For requests received in good order after the New York Stock Exchange closes, we will price such partial surrender request using the Subaccount accumulation unit value determined at the close of the next regular session of the New York Stock Exchange.  We will deduct any applicable surrender charge from the amount surrendered or from the remaining Contract Value, according to your instructions.  If the remaining Contract Value is less than the surrender charge, we will reduce the amount surrendered.  We will make the surrender from each Subaccount and the Fixed Account based on your instructions.  If the amount requested exceeds the Subaccount and/or Fixed Account Value, we will process the surrender for the amount available and then contact you for further instructions. Subject to certain restrictions, we will not apply a surrender charge on the first partial surrender of up to 10% of the Contract Value per Contract Year.  (See Prospectus "SURRENDER CHARGE (CONTINGENT DEFERRED SALES CHARGE)")
Systematic Partial Surrender Plan.  The Systematic Partial Surrender Plan enables you to authorize an automatic regular payment of a partial surrender amount.  If you wish to participate in the plan, you should instruct us to surrender a particular dollar amount from the Contract on a monthly, quarterly, semi-annual or annual basis.  The minimum payment under this plan is $100.  We will make the surrender from each Subaccount and the Fixed Account based on your instructions.
Subject to certain restrictions, we will not apply a surrender charge on the first amounts paid out under the Systematic Partial Surrender Plan of up to 10% of the Contract Value each Contract Year.  (See Prospectus "SURRENDER CHARGE (CONTINGENT DEFERRED SALES CHARGE)")
You may discontinue participation in the Systematic Partial Surrender Plan at any time by sending us Written Notice.
Certain federal income tax consequences may apply to partial and systematic partial surrenders.  You should consult your tax adviser before requesting a partial or systematic partial surrender.  (See Prospectus "FEDERAL TAX STATUS")
Full Surrender.  You may request a surrender of the Contract for its Cash Surrender Value at any time before the Annuitant’s death and before the Maturity Date.  The Cash Surrender Value will equal the Contract Value less:
•	any applicable surrender charge;
•	any indebtedness;
•	any premium taxes payable; and
•	any withholding taxes.
We will determine the Cash Surrender Value on the date we receive Written Notice of surrender and the Contract.  We will price a surrender request received in good order before the New York Stock Exchange closes for normal trading using the Subaccount accumulation unit value determined at the close of that regular business session of the New York Stock Exchange (usually 3:00 p.m. Central Time).  For requests received in good order after the New York Stock Exchange closes, we will price such surrender request using the Subaccount accumulation unit value determined at the close of the next regular session of the New York Stock Exchange.  We will pay the Cash Surrender Value in a lump sum unless you request payment under a payment option.
Subject to certain restrictions, we will not apply a surrender charge on up to 10% of the Contract Value when you surrender the Contract.  (See Prospectus "SURRENDER CHARGE (CONTINGENT DEFERRED SALES CHARGE)")
Certain federal income tax consequences may apply to a surrender of the Contract.  You should consult your tax adviser before requesting a surrender.  (See Prospectus "FEDERAL TAX STATUS")
Restrictions on Distributions from Certain Contracts.  Certain restrictions apply to surrenders and partial surrenders from Contracts used as funding vehicles for Code section 403(b) retirement plans.  Section 403(b)(11) of the Code restricts the distribution under section 403(b) annuity contracts of:
•	elective contributions made in years beginning after December 31, 1988;
•	earnings on those contributions; and
•	earnings in such years on amounts held as of the last year beginning before January 1, 1989.
Distributions of those amounts may only occur upon:
•	the death of the employee;
•	attainment of age 59½;
•	severance from employment;
•	disability; or
•	financial hardship.
In addition, income attributable to elective contributions may not be distributed in the case of hardship.  Other exceptions may be applicable under certain circumstances. Amounts attributable to non-elective contributions may be subject to distribution restrictions specified in the employer’s section 403(b) plan.
Pursuant to tax regulations, we generally are required to confirm, with your section 403(b) plan sponsor or otherwise, that surrenders you request from a section 403(b) contract comply with applicable tax requirements before we process your request.
ADDITIONAL INFORMATION ABOUT THE FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract value between investment options. State premium taxes may also be deducted.

TRANSACTION EXPENSES
Sales Load on Premium Payments	None
Maximum Surrender Charge (Contingent Deferred Sales Charge as a % of amount surrendered)[4]	7%
Transfer Processing Fee	After the first 6 transfers in a Contract Year, we will charge $25 for each additional transfer during that Contract Year. There is no fee for the first 6 transfers during a Contract Year.

4 The Surrender Charge (Contingent Deferred Sales Charge) declines over time to zero after seven full Contract Years.
Contract Year in Which Surrender Occurs	1	2	3	4	5	6	7	8+
Surrender Charge as Percentage of Amount Surrendered	7	7	7	6	5	4	2	0

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio Company fees and expenses).
If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Maximum Charges
Annual Administration Fee	$30 per Contract Year[5]
Variable Account Annual Expenses (as a % of average annual Variable Account Value during the accumulation period)
Base Contract Expenses	1.40%[6]
Optional Rider Charges
FIVE PlusSM Guaranteed Minimum Withdrawal Benefit	1.20% multiplied by Guaranteed Withdrawal Balance[7] (0.10% monthly)
Loan Interest Charge	5.00%[8]
The next item shows the minimum and maximum total operating expenses charged by the Portfolio Companies that you may pay periodically during the time that you own the Contract. A complete list of Portfolio Companies available under the Contract, including their annual expenses, may be found at the back of this document.
ANNUAL PORTFOLIO OPERATING EXPENSES9
	Minimum	Maximum
Range of Portfolio Operating Expenses (expenses that are deducted from Portfolio assets, including management fees, distribution or service fees (12b-1 fees), and other expenses-before any contractual waiver of fees and expenses)	0.26%	1.34%

5 The annual administration fee is waived if Contract Value is equal to or greater than $50,000 at the beginning of the applicable Contract Year.
6 The Base Contract Expenses include a Mortality and Expense Risk Charge of 1.25% and an Asset Based Administrative Charge of 0.15%.
7 The current annual charge for the FIVE PlusSM Guaranteed Minimum Withdrawal Benefit is 0.95% multiplied by the Guaranteed Withdrawal Balance (assessed monthly; the monthly rate is 0.079%).
8 The maximum guaranteed net cost of loans (available under section 403(b) TSA Qualified Contract) is 5% annually.  The net cost of a loan is the difference between the loan interest charged (8%) and the amount credited to the loan account (3%).
9 The portfolio expenses used to prepare this table were provided to Kansas City Life by the Fund(s) or their investment advisers.  The expenses shown are those incurred for the year ended December 31, 2022.  Current or future expenses may be greater or less than those shown.  If required by applicable law, Kansas City Life may deduct any redemption fees imposed by the Funds.
EXAMPLE OF CHARGES
This example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts.  The example shows the maximum costs of investing in the Contract, including Owner transaction expenses, the annual administration fee, an annual Guaranteed Minimum Withdrawal Benefit ("GMWB") charge of 1.20% multiplied by the Guaranteed Withdrawal Balance, Variable Account charges, and the highest annual portfolio operating expenses for the year ended December 31, 2022.
The example assumes that you invest $100,000 in the Contract for the time periods indicated.  The example also assumes that your investment has a 5% return each year.
(1)	If the Contract is surrendered or is annuitized under a Non-Life Payment Option at the end of the applicable time period:
Maximum Portfolio Expenses with GMWB
1 year	3 years	5 years	10 years
$10,316	$18,462	$24,876	$41,288

2)	If the Contract is not surrendered or is annuitized under a Life Payment Option at the end of the applicable time period:
Maximum Portfolio Expenses with GMWB
1 year	3 years	5 years	10 years
$3,957	$11,982	$20,160	$41,288
The example does not reflect transfer fees or premium taxes (which may range up to 3.5%, depending on the jurisdiction).
Please remember that the example is an illustration and does not represent past or future expenses.  Your actual expenses may be higher or lower than those shown.  Similarly, your rate of return may be more or less than the 5% assumed in the example.
The annual administration fee is $30.00 for Contracts with a Contract Value less than $50,000 at the beginning of the Contract Year.  There is no administration fee for Contracts with a Contract Value greater than or equal to $50,000 at the beginning of the Contract Year.
You should not consider the assumed expenses in the example to represent past or future expenses.  Actual expenses may be greater or less than those shown.  The assumed 5% annual rate of return is hypothetical and you should not view it as a representation of past or future annual returns.  Actual returns may be greater or less than the assumed amount.
The various Funds themselves or their investment advisers provided the expense information regarding the Portfolios.  The Funds and their investment advisers are not affiliated with us.  While we have no reason to doubt the accuracy of these figures provided by these non-affiliated Funds, we have not independently verified the figures.

APPENDIX A – PORTFOLIO COMPANIES AVAILABLE UNDER THE CONTRACT
The following is a list of Portfolio Companies available under the Contract.  Depending on the optional benefits you choose, you may not be able to invest in certain Portfolio Companies.  More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at https://pex.broadridge.com/funds.asp?cid=kclife. You can also request this information at no cost by calling us at (800)-616-3670 or by sending an email request to statecompliance@kclife.com.
The current expenses and performance information below reflects the fees and expenses of the Portfolio Companies but do not reflect the other fees and charges that the Contract may charge. Expenses would be higher and performance would be lower if these other charges were included.  Each Portfolio Company’s past performance is not necessarily an indication of future performance.

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
			(as of 12/31/2022)
			1 year	5 year	10 year
Capital growth	AIM Variable Insurance Funds Invesco V.I. American Franchise Fund – Series I Shares (Manager: Invesco Advisers, Inc. ("Invesco")).	0.86%	-31.11%	7.66%	11.64%
Long-term growth of capital	AIM Variable Insurance Funds Invesco V.I. Core Equity Fund – Series I Shares (Manager: Invesco Advisers, Inc. ("Invesco")).	0.80%	-20.55%	6.19%	8.30%
Long-term growth of capital	AIM Variable Insurance Funds Invesco V.I. Technology Fund – Series I Shares (Manager: Invesco Advisers, Inc. ("Invesco")).	0.98%	-39.95%	6.31%	10.46%
Capital growth	American Century Variable Portfolios, Inc. VP Capital Appreciation Fund – Class I (Manager: American Century Investment Management, Inc.).	0.92% [i]	-28.11%	7.91%	10.25%
Capital growth by investing in common stocks (Income is a secondary objective)	American Century Variable Portfolios, Inc. VP Disciplined Core Value Fund – Class I (Manager: American Century Investment Management, Inc.).	0.71%	-12.74%	6.85%	10.63%
Capital growth	American Century Variable Portfolios, Inc. VP International Fund – Class I (Manager: American Century Investment Management, Inc.).	1.10% [i]	-24.75%	2.32%	4.95%
Long-term capital growth (Income is a secondary objective)	American Century Variable Portfolios, Inc. VP Mid Cap Value Fund – Class I (Manager: American Century Investment Management, Inc.).	0.86%	-1.19%	6.76%	11.01%
Long-term capital growth	American Century Variable Portfolios, Inc. VP Ultra® Fund – Class I (Manager: American Century Investment Management, Inc.).	0.76% [i]	-32.38%	11.10%	14.12%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2022)
			1 year	5 year	10 year
Long-term capital growth (Income is a secondary objective)	American Century Variable Portfolios, Inc. VP Value Fund – Class I (Manager: American Century Investment Management, Inc.).	0.73% [i]	0.54%	7.85%	10.59%
Long-term total return using a strategy that seeks to protect against U.S. inflation	American Century Variable Portfolios II, Inc. VP Inflation Protection Fund – Class II (Manager: American Century Investment Management, Inc.).	0.77%	-13.08%	1.38%	0.67%
Provide high total return (including income and capital gains) consistent with preservation of capital over the long term	American Funds Insurance Series® Asset Allocation Fund – Class 2 Shares (Manager: Capital Research and Management CompanySM).	0.55%	-13.41%	5.33%	8.10%
Provide a level of current income that exceeds the average yield on U.S. stocks generally and provide a growing stream of income over the years. Providing growth of capital is a secondary objective	American Funds Insurance Series® Capital Income Builder® – Class 2 Shares (Manager: Capital Research and Management CompanySM).	0.52% [i]	-7.13%	4.09%	-
Provide, over the long term, a high level of total return consistent with prudent investment management. Total return comprises the income generated by the fund and the changes in the market value of the fund’s investments.	American Funds Insurance Series® Capital World Bond Fund® – Class 2 Shares (Manager: Capital Research and Management CompanySM).	0.72%	-17.70%	-1.77%	-0.50%
Long-term growth of capital	American Funds Insurance Series® Global Growth Fund – Class 2 Shares (Manager: Capital Research and Management CompanySM).	0.66% [i]	-24.74%	7.06%	10.15%
Achieve long-term growth of capital and income	American Funds Insurance Series® Growth-Income Fund – Class 2 Shares (Manager: Capital Research and Management CompanySM).	0.53%	-16.50%	7.83%	11.54%
Long-term capital appreciation	American Funds Insurance Series® New World Fund® – Class 2 Shares (Manager: Capital Research and Management CompanySM) ).	0.82% [i]	-22.10%	2.32%	4.27%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2022)
			1 year	5 year	10 year
Provide high total return (including income and capital gains) consistent with preservation of capital over the long term while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Asset Allocation Fund – Class P2 Shares (Manager: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	0.90% [i]	-13.97%	2.83%	5.69%
Produce income and to provide an opportunity for growth of principal consistent with sound common stock investing, in each case while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Washington Mutual Investors FundSM – Class P2 Shares (Manager: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	0.88% [i]	-9.16%	2.08%	-
Growth of capital while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Growth Fund – Class P2 Shares (Manager: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	0.94% [i]	-24.88%	6.31%	-
Achieve long-term growth of capital and income while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Growth-Income Fund – Class P2 Shares (Manager: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	0.87% [i]	-16.93%	4.06%	-
Provide long-term growth of capital while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk International Fund – Class P2 Shares (Manager: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	1.11% [i]	-15.54%	-2.60%	-
The fund seeks long-term capital growth consistent with the preservation of capital. Its secondary goal is current income.	BNY Mellon Variable Investment Fund Appreciation Portfolio – Initial Shares (Manager: BNY Mellon Investment Adviser, Inc.; Sub-Investment Advisor: Fayez Sarofim Co., LLC (Sarofim & Co.)).	0.83%	-18.06%	10.31%	11.10%
The fund seeks capital growth.	BNY Mellon Variable Investment Fund Opportunistic Small Cap Portfolio – Initial Shares (Manager: BNY Mellon Investment Adviser, Inc.).; Sub-Investment Advisor: Newton Investment Management North America, LLC	0.82%	-16.62%	2.79%	9.46%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2022)
			1 year	5 year	10 year
The fund seeks to match the total return of the S&P 500® Index.	BNY Mellon Stock Index Fund, Inc. – Initial Shares (Manager: BNY Mellon Investment Adviser, Inc.).; Sub-Investment Advisor: Mellon Investments Corporation	0.26%	-18.31%	9.14%	12.28%
The fund seeks long-term capital appreciation.	BNY Mellon Sustainable U.S. Equity Portfolio, Inc. – Initial Shares (Manager: BNY Mellon Investment Adviser, Inc.; Sub-Investment Advisor: Newton Investment Management Limited).	0.68% [i]	-22.87%	9.33%	11.36%
High long-term total return through growth and current income	Calamos® Advisors Trust, Calamos Growth and Income Portfolio (Manager: Calamos Advisors LLC).	1.34%	-19.07%	7.63%	8.35%
Growth of capital	Columbia Funds Variable Series Trust II, Columbia Variable Portfolio – Select Mid Cap Growth Fund (Class 2) (Manager: Columbia Management Investment Advisers, LLC.).	1.07% [i]	-31.01%	6.78%	9.89%
Long-term capital appreciation	Columbia Funds Variable Series Trust II, Columbia Variable Portfolio – Seligman Global Technology Fund (Class 2) (Manager: Columbia Management Investment Advisers, LLC.).	1.21% [i]	-31.86%	14.35%	18.39%
Long-term capital growth	Columbia Funds Variable Series Trust II, Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (Manager: Columbia Management Investment Advisers, LLC.).	1.10% [i]	-14.93%	4.38%	9.12%
Achieve high current income and moderate capital appreciation	Federated Hermes Insurance Series Federated Hermes Managed Volatility Fund II – P (Manager: Federated Hermes Global Investment Management Corp.; Sub-Adviser: Federated Hermes Investment Management Company).	0.95%	-13.75%	2.56%	5.38%
Seek high current income	Federated Hermes Insurance Series Federated Hermes High Income Bond Fund II – P (Manager: Federated Hermes Investment Management Company).	0.81% [i]	-11.78%	1.59%	3.58%
Provide current income consistent with stability of principal and liquidity	Federated Hermes Insurance Series Federated Hermes Government Money Fund II – S (Manager: Federated Hermes Investment Management Company).	0.63% [i]	1.16%	0.85%	0.46%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2022)
			1 year	5 year	10 year
Long-term capital appreciation	Fidelity® Variable Insurance Products Contrafund® Portfolio – Service Class 2 (Manager: Fidelity Management & Research Company (FMR); Sub-Advisors: FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund).	0.85%	-26.49%	8.39%	11.15%
High total return (Principal preservation is a secondary objective)	Fidelity® Variable Insurance Products Freedom Income Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.60%	-12.26%	1.69%	2.89%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2010 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.65%	-13.66%	2.55%	4.68%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2015 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.69%	-14.79%	3.04%	5.26%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2020 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.73%	-15.97%	3.47%	5.79%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2025 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.76%	-16.64%	3.84%	6.51%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2030 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.79%	-17.09%	4.34%	7.22%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2035 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.84%	-17.89%	5.12%	8.11%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2040 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.88%	-18.41%	5.62%	8.44%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2045 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.88%	-18.42%	5.63%	8.51%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2050 Portfolio – Service Class 2 (Manager: FMR Co., Inc. (FMRC)).	0.88%	-18.47%	5.61%	8.53%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2022)
			1 year	5 year	10 year
High total return	Franklin Templeton Variable Insurance Products Trust, Franklin Global Real Estate VIP Fund – Class 2 (Manager: Franklin Templeton Institutional, LLC).	1.25% [i]	-25.92%	0.48%	3.15%
Long-term capital growth	Franklin Templeton Variable Insurance Products Trust, Franklin Small-Mid Cap Growth VIP Fund – Class 2 (Manager: Franklin Advisers, Inc.).	1.09%	-33.52%	7.34%	10.18%
Long-term capital appreciation	Franklin Templeton Variable Insurance Products Trust, Templeton Developing Markets VIP Fund – Class 2 (Manager: Templeton Asset Management Ltd.).	1.37% [i]	-21.70%	-1.40%	1.28%
Long-term capital growth	Franklin Templeton Variable Insurance Products Trust, Templeton Foreign VIP Fund – Class 2 (Manager: Templeton Investment Counsel, LLC).	1.09% [i]	-7.39%	-1.73%	1.72%
Capital appreciation (Achieving current income by investing primarily in equity securities is a secondary objective)	LVIP JPMorgan Mid Cap Value Fund – Standard Class Shares (Formerly JPMorgan Insurance Trust Mid Cap Value Portfolio – Class 1 Shares) (Manager: Lincoln Investment Advisors Corporation).	0.73%	-8.16%	6.00%	9.98%
Capital growth over the long term	LVIP JPMorgan Small Cap Core Fund – Standard Class Shares (Formerly JPMorgan Insurance Trust Small Cap Core Portfolio – Class 1 Shares) (Manager: Lincoln Investment Advisors Corporation).	0.76%	-19.35%	4.07%	9.59%
Provide high total return from a portfolio of selected equity securities	LVIP JPMorgan U.S. Equity Fund – Standard Class Shares (Formerly JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares) (Manager: Lincoln Investment Advisors Corporation).	0.67%	-18.69%	10.25%	13.21%
Capital appreciation	MFS® Variable Insurance Trust, MFS® Growth Series – Initial Class Shares (Manager: Massachusetts Financial Services Company).	0.74% [i]	-31.63%	9.57%	13.05%
Capital appreciation	MFS® Variable Insurance Trust, MFS® Research Series – Initial Class Shares (Manager: Massachusetts Financial Services Company).	0.79% [i]	-17.21%	8.90%	11.68%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2022)
			1 year	5 year	10 year
Total return with an emphasis on current income, but also considering capital appreciation	MFS® Variable Insurance Trust, MFS® Total Return Bond Series – Initial Class Shares (Manager: Massachusetts Financial Services Company).	0.53% [i]	-13.93%	0.19%	1.39%
Total return	MFS® Variable Insurance Trust, MFS® Total Return Series – Initial Class Shares (Manager: Massachusetts Financial Services Company).	0.61% [i]	-9.58%	5.18%	7.34%
Total return	MFS® Variable Insurance Trust, MFS® Utilities Series – Initial Class Shares (Manager: Massachusetts Financial Services Company).	0.78% [i]	0.76%	9.00%	8.63%
Total return with an emphasis on high current income, but also considering capital appreciation	MFS® Variable Insurance Trust II MFS® Income Portfolio – Initial Class Shares (Manager: Massachusetts Financial Services Company).	0.75%[i]	-13.71%	0.73%	2.06%
Provide income and capital appreciation with less volatility than the fixed income and equity markets as a whole	Northern Lights Variable Trust, TOPS® Managed Risk Balanced ETF Portfolio – Class 2 Shares (Manager: ValMark Advisers, Inc.; Sub-Adviser Portfolio Manager: Milliman Financial Risk Management LLC).	0.76%	-11.85%	1.76%	3.13%
Capital appreciation with less volatility than the equity markets as a whole	Northern Lights Variable Trust, TOPS® Managed Risk Growth ETF Portfolio – Class 2 Shares (Manager: ValMark Advisers, Inc.; Sub-Adviser Portfolio Manager: Milliman Financial Risk Management LLC).	0.74%	-13.73%	1.77%	3.77%
Capital appreciation with less volatility than the equity markets as a whole	Northern Lights Variable Trust, TOPS® Managed Risk Moderate Growth ETF Portfolio – Class 2 Shares (Manager: ValMark Advisers, Inc.; Sub-Adviser Portfolio Manager: Milliman Financial Risk Management LLC).	0.75%	-13.35%	1.92%	3.72%

i  Denotes Fund Portfolio and their investment adviser have entered into temporary expense reimbursements and/or fee waivers. See the prospectus for the Fund Portfolio for further information

If you elect the Five PlusSM Guaranteed Minimum Withdrawal Benefit you must allocate your premiums and Contract Value among the Designated Subaccounts on and after the rider effective date.  Allocation percentages must be whole percentages only and the total allocation percentages in the Designated Subaccounts must equal 100%.
The table below lists available Subaccounts.
Designated Subaccount
American Funds Insurance Series® Managed Risk Asset Allocation Fund – Class P2 Shares
American Funds Insurance Series® Managed Risk Washington Mutual Investors FundSM – Class P2 Shares
American Funds Insurance Series® Managed Risk Growth Fund – Class P2 Shares
American Funds Insurance Series® Managed Risk Growth-Income Fund – Class P2 Shares
American Funds Insurance Series® Managed Risk International Fund – Class P2 Shares
TOPS® Managed Risk Balanced ETF Portfolio – Class 2 Shares
TOPS® Managed Risk Moderate Growth ETF Portfolio – Class 2 Shares
TOPS® Managed Risk Growth ETF Portfolio – Class 2 Shares

This Summary Prospectus incorporates by reference the Contract’s Statutory Prospectus and Statement of Additional Information (SAI), both dated May 1, 2023, as amended or supplemented.  The SAI may be obtained, free of charge, in the same manner as the prospectus.

Investment Company Act of 1940 Registration File No. 811-08994
Contract Identifier C000024864

3520 Broadway
Kansas City, Missouri 64111
Kansas City Life’s Century II Variable Product Series is distributed by Sunset Financial Services, Inc., a wholly owned subsidiary of Kansas City Life Insurance Company.